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                                                                    EXHIBIT 23.9

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Global Imaging Systems, Inc. on Form S-4 of our report dated August 28, 1998 on our audits of the consolidated financial statements of Capital Office Solutions, Inc., appearing in the Prospectus which is part of the Registration Statements. We also consent to the reference to our firm under the heading "Experts."

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Washington, DC
May 3, 1999